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Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated March 12, 2004, in this Amendment No. 2 to Form S-1 Registration Statement and related Prospectus of Phase Forward Incorporated for the registration of shares of its common stock.



/s/ Ernst & Young LLP

Boston, Massachusetts
April 30, 2004